UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ENTERPRISE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	33-1171386
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:	333-145154

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock, par value $0.0001 per share, and one Warrant	American Stock Exchange

Common Stock, par value $0.0001 per share	American Stock Exchange

Warrants, each exercisable for one share of Common Stock at an exercise price of $7.50 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Units, Common Stock and Warrants of Enterprise Acquisition Corp. (the “Registrant”). The description of the Units, Common Stock and Warrants is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1, File No. 333-145154 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on August 6, 2007, together with all amendments filed with respect thereto. This information is incorporated herein by reference.

Item 2.	Index to Exhibits

The following have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

Exhibit Number	Description of Document
3.1*	Certificate of Incorporation
3.2*	By-Laws
3.3*	Form of Amended and Restated Certificate of Incorporation
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Form of Warrant Certificate
4.4*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, File No. 333-145154, as amended, which is included herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENTERPRISE ACQUISITION CORP.

By:	/s/ Daniel C. Staton
Daniel C. Staton
President and Chief Executive Officer

Dated:	October 10, 2007